UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 4, 2008 (December 28, 2007)

Travelport Limited

(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

400 Interpace Parkway Building A Parsippany, NJ 07054 (Address of principal executive office)

Registrant’s telephone number, including area code  (973) 939-1000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2007, Travelport Inc., an indirect wholly owned subsidiary of Travelport Limited, and certain of its related entities (collectively, the “Company”) entered into Amendment 6 (“Amendment 6”) to the Worldspan Asset Management Offering Agreement, dated as of July 1, 2002, as amended (as so amended, the “IBM AMO Agreement”), among the Company, International Business Machines Corporation (“IBM”) and IBM Credit LLC.  Among other changes, Amendment 6 extends the term of the IBM AMO Agreement until June 30, 2013.  Pursuant to the terms of Amendment 6, the Company will obtain the following services: enhanced infrastructure at the Company’s Atlanta, Georgia data center in connection with the migration to that data center of the processing currently being performed by IBM for the Company in its Denver, Colorado data center; future hardware requirements; access to IBM’s Transaction Processing Facility software platform; licenses and other software products;  and equipment maintenance and various other services, bundled together for one discounted price.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, General Counsel and
Corporate Secretary

Date: January 4, 2008